U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



[X] Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended June 30, 2000

[ ] Transition  report under Section 13 or 15(d) of the  Securities  Exchange
     Act of 1934 for the transition period from _________ to ________




                                 SURGICARE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


            DELAWARE                                    58-1597246
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


    6699 CHIMNEY ROCK, SUITE 105
          HOUSTON, TEXAS                                    77081
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

ISSUER'S TELEPHONE NUMBER: (713) 665-1406

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 20 2000, and effective October 21, 2000, Town & Country SurgiCare, Inc. ("Town & Country"), a wholly-owned subsidiary of SurgiCare, Inc. ("SurgiCare") purchased from HealthFirst Memorial Village Surgery Center, Ltd. ("MVSC"), a Texas limited partnership an undivided 60% interest in the assets of Memorial Village Surgery Center (the "Center"), an ambulatory surgery center located in Houston, Texas. A proportionate share of the operating liabilities of the Center were also assumed by Town & Country.

     Pursuant to the terms of the Acquisition Agreement, dated as of October 20, 2000, by and among SurgiCare, MVSC, and other named parties, SurgiCare paid to MVSC $4,490,000 in cash, and issued to MVSC 1,357,663 shares of SurgiCare's common stock, par value $.005 per share. MVSC concurrently distributed the cash and shares to its general and limited partners in agreed amounts.

     Funds for the cash portion of the purchase price paid by SurgiCare in the acquisition were obtained from borrowings under three related loan agreements, two of which are among SurgiCare, Bellaire SurgiCare, Inc. ("Bellaire"), a wholly owned subsidiary of SurgiCare, and DVI Financial Services, Inc. and one of which is among SurgiCare, Bellaire and DVI Business Credit, Inc.

     The  consideration  paid  to  MVSC  was  determined  through   arm's-length
negotiations between SurgiCare, MVSC and other related entities.

     Following the asset purchase, Town & Country and MVSC, as the owner of the remaining 40% of the assets comprising the Center contributed their respective ownership interests in the assets comprising the Center to a newly formed Texas limited partnership, SurgiCare Memorial Village, L.P., and received proportionate partnership interests therein, with Town & Country becoming the general partner. The partnership also assumed the operating liabilities of the Center from Town & Country and MVSC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     It is impractical to provide at this time the financial statements and pro forma financial information required by Item 7(a) and 7(b) for the acquired business described above. The Company anticipates filing this information in an amendment to this Form 8-K on or prior to December, 15 2000.


(c)    Exhibits:

     2.1 Acquisition Agreement, dated October 20, 2000, by and among SurgiCare, Inc., Town & Country SurgiCare, Inc., HealthFirst Memorial Village Surgery Center, Ltd., and other named parties. Exhibits and schedules referred to therein are omitted pursuant to Item 601(b)(2) of Regulation S-K. Upon request, the Company will file supplementally with the Commission a copy of any omitted exhibit or schedule.
                                        2





                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SurgiCare, Inc.



                                    By: /s/  Charles S. Cohen
                                        ---------------------------------------
                                        CHARLES S. COHEN

                                        Chief Operating Officer

Date:  November 8, 2000



                                        3




                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                DESCRIPTION
  ------                                -----------

    2.1 Asset Purchase Agreement, dated October 20, 2000, by and among Memorial Village Surgery Center, L.P., SurgiCare, Inc. and other entities.





                              ACQUISITION AGREEMENT

                                      among

                                 SURGICARE, INC.

                         TOWN & COUNTRY SURGICARE, INC.

                                     ("Sub")

                                       and

                          HEALTHFIRST MEMORIAL VILLAGE

                              SURGERY CENTER, LTD.

                               (the "Partnership")

                                   HFMV, INC.

                                       and

                     THE LIMITED PARTNERS OF THE PARTNERSHIP

                                October 20, 2000



                                                 TABLE OF CONTENTS



ARTICLE 1 BASIC TRANSACTION.......................................................................................1

   1.1   Purchase of Assets.......................................................................................1
   1.2   Excluded Assets..........................................................................................2
   1.3   The Purchase Price.......................................................................................2
   1.4   Market Price.............................................................................................3
   1.5   Intentionally Omitted....................................................................................3
   1.6   Assumed Liabilities......................................................................................3
   1.7   Excluded Liabilities.....................................................................................4
   1.8   Waiver Of Purchase Rights................................................................................5
   1.9   Allocation of the Purchase Price Among the Assets........................................................5
   1.10     Contribution of Assets; Assumption of Liabilities.....................................................5
   1.11     Closing and Effective Date............................................................................6
   1.12     Partnership Distributions.............................................................................7
   1.13     Effective Date........................................................................................7
   1.14     Disclaimer of Warranties..............................................................................7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP.......................................................8

   2.1   Organization, Power and Authority of The Partnership.....................................................8
   2.2   Binding Obligation.......................................................................................8
   2.3   Capitalization and Ownership of the Partnership..........................................................8
   2.4   Financial Statements of the Partnership..................................................................9
   2.5   Liabilities of the Partnership...........................................................................9
   2.6   Tax Matters..............................................................................................9
   2.7   The Real Property........................................................................................9
   2.8   Good Title to and Condition of the Assets...............................................................11
   2.9   Licenses................................................................................................11
   2.10     Compliance with Laws.................................................................................11
   2.11     Medicare Participation;Accreditation.................................................................12
   2.12     Relationships with its Managed Care Customers........................................................12
   2.13     The Equipment Leases and Contracts...................................................................13
   2.14     Compensation and Benefits............................................................................13
   2.15     Insurance Policies...................................................................................13
   2.16     Litigation Involving The Partnership or any Partner..................................................14
   2.17     The Records..........................................................................................14
   2.18     No Material Adverse Change...........................................................................14
   2.19     Absence of Certain Acts or Events....................................................................14
   2.20     Environmental Matters................................................................................15
   2.21     Labor Relations......................................................................................15
   2.22     Pension, Profit Sharing and Retirement Plans.........................................................15
   2.23     Receivables..........................................................................................16
   2.24     Medical Staff Matters................................................................................16
   2.25     Fraud and Abuse......................................................................................16
   2.26     Certain Payments.....................................................................................17
   2.27     No Finders or Brokers................................................................................17
   2.28     Accuracy of Information..............................................................................17

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS.................................................17

   3.1   Authority...............................................................................................17
   3.2   No Violation............................................................................................17
   3.3   No Broker's Fees........................................................................................18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................18

   4.1   Organization, Power and Authority of Buyer; Due Authorization...........................................18
   4.2   Binding Obligation; Noncontravention....................................................................18
   4.3   No Finders or Brokers...................................................................................18
   4.4   Litigation..............................................................................................19
   4.5   Accuracy of Information.................................................................................19
   4.6   Capital Stock...........................................................................................19
   4.7   Authorization of Buyer Stock............................................................................19
   4.8   Buyer Common Stock......................................................................................19

ARTICLE 5 CERTAIN PRE-CLOSING COVENANTS..........................................................................19

   5.1   Commercially Reasonable Efforts.........................................................................19
   5.2   Conduct of Business Pending the Closing.................................................................19
   5.3   Access to Facilities, Properties and Records............................................................20
   5.4   No Disclosure...........................................................................................20
   5.5   No Other Discussions....................................................................................21
   5.6   Casualty................................................................................................21
   5.7   Costs of Agreement......................................................................................21
   5.8   Interim Operating Reports...............................................................................21
   5.9   Employee Matters........................................................................................21
   5.10     Tail Insurance.......................................................................................22
   5.11     Termination of Employee Participation in 401(k) Plan.................................................22
   5.12     Notification; Updates to Disclosure Schedules........................................................22

ARTICLE 6 CONDITIONS TO THE OBLIGATIONS OF BUYER.................................................................23

   6.1   Accuracy of Representations and Warranties and Compliance with Obligations..............................23
   6.2   Receipt of Necessary Consents and Governmental Permits..................................................23
   6.3   No Adverse Litigation...................................................................................24
   6.4   Material Changes........................................................................................24
   6.5   Incumbency Certificate..................................................................................24
   6.6   Tail Insurance Coverage.................................................................................24
   6.7   Satisfactory Completion of Due Diligence................................................................24
   6.8   Financing...............................................................................................24
   6.9   Board Approval..........................................................................................24
   6.10     Center Lease.........................................................................................24
   6.11     Private Placement Memorandum.........................................................................24
   6.12     Documents to be Delivered at Closing.................................................................25

ARTICLE 7 CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP.......................................................25

   7.1   Accuracy of Representations and Warranties and Compliance with Obligations..............................25
   7.2   No Adverse Litigation...................................................................................25
   7.3   Payment of Purchase Price...............................................................................25
   7.4   Good Standing Certificate...............................................................................25
   7.5   Incumbency Certificate..................................................................................25
   7.6   Approval by the Partners................................................................................25
   7.7   Documents to be Delivered at Closing....................................................................26

ARTICLE 8 CERTAIN POST-CLOSING COVENANTS.........................................................................26

   8.1   Execution of Further Documents..........................................................................26
   8.2   Buyer Appointed Attorney for The Partnership and the Partners...........................................26
   8.3   Record Retention........................................................................................26
   8.4   Sales Taxes and Other Governmental Charges..............................................................27
   8.5   Retained Cash...........................................................................................27
   8.6   No Termination of the Obligations by Subsequent Dissolution.............................................27
   8.7   Acquisition Debt........................................................................................27

ARTICLE 9 NONCOMPETITION.........................................................................................27

   9.1   Prohibited Activities...................................................................................27
   9.2   Damages.................................................................................................28
   9.3   Reasonable Restraint....................................................................................28
   9.4   Severability, Reformation...............................................................................28
   9.5   Independent Covenant....................................................................................28
   9.6   Materiality.............................................................................................28

ARTICLE 10 INDEMNIFICATION.......................................................................................28

   10.1     Agreement by the Partnership to Indemnify............................................................28
   10.2     Agreement by Buyer and Sub to Indemnify..............................................................30

ARTICLE 11 MISCELLANEOUS.........................................................................................31

   11.1     Amendment and Modification...........................................................................31
   11.2     Assignment...........................................................................................31
   11.3     Intentionally Omitted................................................................................31
   11.4     Binding Effect.......................................................................................31
   11.5     Entire Agreement.....................................................................................31
   11.6     Headings.............................................................................................32
   11.7     Execution in Counterpart.............................................................................32
   11.8     Notices..............................................................................................32
   11.9     Dispute Resolution; Jurisdiction and Forum; Jury Waiver..............................................33
   11.10    Governing Law........................................................................................34
   11.11    Interpretation of Agreement..........................................................................34








                              ACQUISITION AGREEMENT

     This Acquisition Agreement (this "Agreement") is made and entered into as of October 20, 2000, by and among SurgiCare, Inc., a Delaware corporation ("Buyer"), Town & Country SurgiCare, Inc., a Delaware corporation ("Sub"), HealthFirst Memorial Village Surgery Center, Ltd., a Texas limited partnership (the "Partnership"), HFMV, Inc., a Texas corporation, (the "General Partner") and the limited partners of the Partnership named on the signature pages hereto (the "Limited Partners"; together with the General Partner, the "Partners").

                                   BACKGROUND

     A. The Partnership presently owns and operates a freestanding ambulatory surgery center known as the Memorial Village Surgery Center (the "Center"), located at 12727 Kimberly Lane, Suite 100, Houston, Texas 77024 (the "Real Property"). The General Partner is the general partner of the Partnership.

     B. This Agreement sets forth the terms and conditions whereby (a) the Partnership shall sell to Sub and Sub shall purchase from the Partnership, a 60% undivided interest in substantially all of the assets of the Partnership,
(b) Sub shall contribute all of its interest in the assets so purchased from the Partnership to a new Texas limited partnership ("Newco") formed to own and operate the Center, and (c) the Partnership shall contribute the remaining 40% undivided interest in the assets of the Partnership to Newco, all as hereinafter described.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT


BASIC TRANSACTION

     1.1......Purchase  of  Assets. The  Partnership  agrees to sell to Sub, and
Buyer agrees to cause Sub to purchase, free and clear of all liens, claims, charges, encumbrances and obligations (except those which Buyer has expressly agreed in Section 1.6 to cause Sub to assume), on the terms and subject to the conditions set forth in this Agreement, an undivided sixty percent (60%) interest in the all of the assets of the Partnership (the "Assets"), but excluding the Excluded Assets listed in Section 1.2 below. The Assets shall include, without limitation, the following:

     (a) All cash, and all cash deposits and accounts receivable of the Partnership, if any, remaining after the retention by the Partnership of the cash and cash deposits described in Section 1.2 as constituting part of the Excluded Assets;

     (b)  All medical and pharmaceutical supplies, medicines and drugs;

     (c) All furniture, fixtures, equipment, computers, computer software programs, spare parts, tools, supplies, leasehold improvements and all other tangible assets that the Partnership owns, to the extent the same are assignable;

     (d) All books, files, operating records, medical records and other documents of any kind whatsoever, whether in hard copy or on computer tapes, computer disks, or any other medium or form that the Partnership owns;

     (e) All licenses, permits, approvals, qualifications, registrations and rights to the use of fictitious names, to the extent the same are assignable;

     (f) All rights in, to and under (i) the lease pursuant to which the Center occupies the Center's current facilities and premises and (ii) all operating leases and leases of equipment;

     (g) All assignable contracts and third party payor agreements, including the Partnership's Medicare provider agreement and provider number and Medicaid participation agreement;

     (h) All prepaid and deferred items, including prepaid rentals, insurance, taxes, unbilled charges and deposits relating to the operations of the Center; and

     (i) All other assets, whether tangible or intangible used by the Partnership in the ownership and operation of the Center and the business conducted by the Partnership thereat remaining after payment of the Partnership's liabilities; and

     The Assets shall include, but shall not be limited to, the assets listed on Exhibit A attached hereto.

     1.2   Excluded   Assets.   Anything   to  the   contrary   in  Section  1.1
notwithstanding,   the  Assets  shall  exclude  the  following   assets  of  the
Partnership (collectively, the "Excluded Assets"):

     (a) cash and cash deposits of the Partnership in the amount of $86,749 (the "Retained Cash");

     (b)  the rights of the Partnership, and the Partners under this Agreement;

     (c) the Partnership's agreement of limited partnership, correspondence with legal counsel, tax records and any minutes of meetings of the Partners copies of all of which (except correspondence with counsel) shall be provided to Buyer);

     (d) all rights to receive any refunds relating to any federal, state or local taxes paid by the Partnership; and

     (e) all insurance payments for insured liabilities that are not Assumed Liabilities (as defined below).

     1.3 The Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be determined as set forth hereinafter in this Section
          1.3. As consideration for the Assets, subject to the terms and conditions set forth in this Agreement, Buyer shall at the Closing

     (a) cause Sub to pay to the Partnership $2,000,000 (the "GP Cash Consideration");

     (b) issue to the Partnership 145,986 shares (the"GP Shares") of the common stock of Buyer, par value $.005 per share ("Common Stock") of which GP Shares 109,490 shares (the "Escrowed GP Shares") will be deposited by Buyer in escrow pursuant to that Escrow Agreement among Buyer, the Partnership, the General Partner and the escrow agent named therein, in the form of Exhibit B hereto (the "GP Escrow Agreement");

     (c) cause Sub to pay to the Partnership, in addition to the amount set forth in clause (a) hereof, an amount (the "LP Cash Consideration") equal to $30,000 in cash multiplied by the number of units of limited partnership interest in the Partnership owned by all of the Limited Partners (83 units) (the "LP Units"); and

     (d) issue to the Partnership, in addition to the shares of Common Stock set forth in clause (b) hereof, that whole number (rounded down) of shares of Common Stock (the "LP Shares") which shall have a total value (determined by multiplying the number of shares of Common Stock by the Market Price) equal to (i) $40,000 multiplied by (ii) the number of LP Units (83 units) together with cash for fractional shares, as set forth on Schedule 1.3(d) hereto.

     1.4 Market Price. As used herein, "Market Price" means the average, for the six (6) month period ending on the day preceding the Closing Date, of the
(i) last reported sale prices of the Common Stock on the NASDAQ National Market (the "NNM"), if such Common Stock is traded thereon, or (ii) if the Common Stock is not traded on the NNM, the closing bid prices of the Common Stock as reported by the National Association of Securities Dealers, Inc. through (A) the NNM or similar organization if the NNM is no longer reporting such information, or (B) the NASDAQ Small Cap Market or OTC Bulletin Board.

     1.5 Intentionally Omitted.

     1.6 Assumed Liabilities. Buyer agrees that it will at the Closing cause the Sub and Newco to assume and agree to pay, discharge and perform when lawfully due only the liabilities and obligations of the Partnership

     (a) under (i) the Center Lease, and (ii) those contracts and equipment leases ("Contracts") which Buyer agrees in writing prior to Closing to cause Sub or Newco to assume (the "Assumed Liabilities"), but only to the extent that such obligations (1) if arising or attributable to the period prior to the Closing Date, are reflected as liabilities on the Balance Sheet, (2) arise or are attributable to the period after the Closing Date, (3) do not arise from or relate to any breach by the Partnership or the Partners of any provision of such Center Lease or Contracts, (4) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time would constitute or result in a breach of any of such Center Lease or Contracts unless reflected as liabilities on the Balance Sheet, and (5) are ascertainable (in nature and amount) solely by reference to the express terms of such Center Lease or Contracts; and

     (b) reflected as liabilities of the Partnership on Schedule 1.6(b) hereto, as and to the extent that (i) such liabilities represent bona fide liabilities of the Partnership for goods or services actually received, (ii) do not exceed the amounts therefor set forth on such Balance Sheet, and (iii) do not exceed in the aggregate the amount of $1,873,251, which amount shall exclude the accounts payable identified as excluded on Schedule 1.6(b).

     1.7 Excluded Liabilities. Anything herein to the contrary notwithstanding, the parties agree that none of Buyer, Sub or Newco shall assume, pay or be responsible for any obligation, duty or liability of the Partnership or Partners other than the Assumed Liabilities, including without limitation the following (the "Excluded Liabilities");

     (a) the obligations of the Partnership and the Partners arising out of, or relating to the execution, delivery or performance of this Agreement or the other agreements contemplated to be executed and delivered in connection herewith;

     (b) any obligation of the Partnership, the Center, or any Partner for federal, state, local or foreign income, excise, or license tax liability (including interest and penalties) arising from the operations of the Partnership and the Center up to the Effective Date or arising out of the sale and transfer of the Assets pursuant hereto;

     (c) any obligation for any transfer, sales or other taxes, fees or levies imposed by any state or other governmental entity on or arising out of the sale and transfer of the Assets by the Partnership or the Partners pursuant hereto;

     (d) except as described in Section 1.6, any obligation of the Partnership or the Partners for expenses incurred in connection with the sale of the Assets pursuant hereto, including without limitation the fees and expenses of their counsel and independent accountants;

     (e) except as described in Section 1.6, any claim or contingent liability arising from the operations of the Center or based upon any acts or omissions of the Partnership or any Partner or their respective employees, agents or independent contractors or any other event or circumstance that has occurred or existed prior to the Effective Date, including without limitation any malpractice claim, workers' compensation claim or claim of discrimination, unlawful termination or sexual harassment, and all liabilities or obligations arising under the Medicare or Medicaid programs or any other governmental or third party payor program or any claim or contingent liability arising out of environmental conditions at the Real Property or other environmental matters arising or attributable to the period prior to the Closing;

     (f) except as described in Section 1.6, any late fee, interest or similar charge on any trade payable or other current liability not shown on the Balance Sheet;

     (g)  except  as  described  in  Section  1.6,  any   indebtedness   of  the
          Partnership, the Center or any Partner;

     (h) except as described in Section 1.6, any intercompany payable owed by the Partnership, the Center or any Partner to any other Partner or any Affiliate of any such Partner;

     (i) any obligation or liability of the Partnership or the Partners listed on Schedule 1.7; and

     (j) any other liability of the Partnership, the Center or any Partner, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of the Partnership contained in or made pursuant to Article 2 of this Agreement.

     1.8 Waiver Of Purchase Rights. The General Partner and each Limited Partner hereby irrevocably waive any and all rights he or it may have pursuant to the terms of the Partnership's limited partnership agreement or otherwise to purchase any or all of the assets of the Partnership.

     1.9 Allocation of the Purchase Price Among the Assets. The Purchase Price shall be allocated among each item or class of the Assets as specifically set forth in the attached Schedule 1.9. Partners and Buyer agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the Purchase Price. Partners and Buyer agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that any such notices or filings will be prepared based on such allocation of the Purchase Price.

     1.10 Contribution of Assets; Assumption of Liabilities. Concurrently with the Closing on the Closing Date,

     (a) Sub shall contribute to Newco all of the right, title and interest of Sub in and to the Assets, in exchange for (i) the general partner interest in Newco (which shall be equal to not less than one percent (1%) of the partnership interests in Newco), and (ii) limited partnership interests in Newco ("Newco Units") (which shall represent the difference between 60% of the partnership interest in Newco minus the general partner interest in Newco received by Sub), as set forth in the Agreement of Limited Partnership of Newco set forth as Exhibit C hereto (the "Newco LP Agreement");

     (b) The Partnership shall contribute to Newco all of the Partnership's right, title and interest in and to the remaining undivided interest in the Assets), in exchange for limited partnership interests in Newco equal to the remaining 40% of the Newco Units, as set forth in the Newco LP Agreement; and

     (c) Newco shall assume, and be primarily liable for the payment when lawfully due of, the Assumed Liabilities.

     1.11 Closing and Effective Date.

     1.11.1 The Closing. The closing of the transactions provided for herein (the "Closing") will take place at the offices of Andrews & Kurth, L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, at 11:00 a.m., C.D.T., October 20, 2000, or at such other date, time or place as Buyer and Partners shall agree. Such time and date are referred to herein as the "Closing Date".

     1.11.2 Deliveries at the Closing. At the Closing:

     (a) Buyer shall, or shall cause Sub to, deliver the cash portion of the Purchase Price in accordance with Section 1.3 hereof by wire transfer of immediately available funds to the account designated in writing by the Partnership to Buyer not less than 3 days prior to the Closing, in the aggregate amount of the GP Cash Consideration and the LP Cash Consideration;

     (b) Buyer shall deposit in escrow pursuant to the GP Escrow Agreement the Escrowed GP Shares;

     (c) Buyer shall deliver to the Partnership the GP Shares other than the Escrowed GP Shares;

     (d)  Buyer shall deliver to the Partnership the LP Shares;

     (e) the parties shall execute and deliver to each other the following documents (the parties executing and delivering each such document as indicated in the parentheticals) :

                    (i) the GP Escrow Agreement (General Partner, Escrow Agent and Buyer);

                    (ii) Newco Limited  Partnership  Agreement  (Sub and Limited
                         Partners);

                    (iii)Assignment  and  Assumption  Agreement  in the  form of
                         Exhibit D hereto (Partnership and Sub);

                    (iv) Assignment  and  Assumption  Agreement  in the  form of
                         Exhibit E hereto (Sub and Newco);

                    (v) Investment Representation Letter in the form of Exhibit F hereto (each of the Partners);

                    (vi) Bill of Sale and  Assignment  in the form of  Exhibit G hereto (Partnership and Sub);

                    (vii)Contribution  Agreement in the form of Exhibit H hereto
                         (Sub and Newco);

                    (viii)   certificate   required   by   Section   6.1  hereof
                         (Partnership);

                    (ix) certificate  required by Section 7.1 hereof  (Buyer and
                         Sub);

                    (x) Management Agreement in the form of Exhibit I hereto (Newco and Buyer or Buyer's affiliate)

                    (xi) Registration Rights Agreement, in the form of Exhibit J hereto (Buyer and Partners);

                    (xii)Share  Transfer  Restriction  Agreement  in the form of
                         Exhibit K hereto (Buyer and General Partner); and

                    (xiii) such  other  documents  or  instruments  as  shall be necessary to effectuate the transactions contemplated by this Agreement (Buyer, Sub, Newco, the Partnership and Partners).

     1.12 Partnership Distributions. Concurrently with, or as soon as practicable following, the Closing, the Partnership shall make the following distributions to the Partners: (i) the GP Cash Consideration and the GP Shares other than the Escrowed GP Shares shall be distributed by the Partnership (or, if requested by the Partnership in order to distribute such amounts more easily, directly by Buyer) to the General Partner; (ii) the LP Cash Consideration shall be distributed by the Partnership (or, if requested by the Partnership in order to distribute such amounts more easily, directly by Buyer) to the Limited
Partners pro rata in  accordance  with their  interests as set forth on Schedule
1.12 hereto; (iii) the LP Shares shall be distributed to the Limited Partners by the Partnership (or, if requested by the Partnership in order to distribute such amounts more easily, directly by Buyer) in accordance with Schedule 1.3(d), and
(iv) the Newco Units received by the Partnership shall be distributed by the Partnership (or, if requested by the Partnership in order to distribute such Newco Units more easily, directly by Newco) to the Limited Partners pro rata in accordance with their interests as set forth on Schedule 1.12 hereto.

     1.13 Effective Date. Regardless of when the Closing occurs it shall be effective as of 12:01 a.m. on October 21, 2000 (the "Effective Date"), and Buyer and Partners agree to acknowledge and use said Effective Date for all purposes, including for accounting and federal and state tax reporting purposes.

     1.14 Disclaimer of Warranties. There are no representations or warranties regarding the tangible Assets other than those expressly set forth in this Agreement. SPECIFICALLY, THERE ARE NO IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE EQUIPMENT, INVENTORY OR SUPPLIES, ANY AND ALL OF WHICH IMPLIED WARRANTIES ARE HEREBY DISCLAIMED BY THE PARTNERSHIP AND PARTNERS.


REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

     In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, the Partnership hereby makes the following representations and warranties, subject to the qualifications and exceptions set forth in the Disclosure Schedule attached hereto (which Disclosure Schedule references the specific sections in this Article 2 that the disclosed exception relates to):

     1.15 Organization, Power and Authority of The Partnership. The Partnership is a limited partnership duly organized and legally existing and in good standing under the laws of the State of Texas. The General Partner is a corporation duly organized and legally existing in good standing under the laws of its state of incorporation (as described on the Disclosure Schedule. The Partnership has full partnership power and authority, and the General Partner has full corporate power and authority, (a) to own or lease its properties and to carry on its business as it is now being conducted, (b) subject to receipt of the consents and approvals described in Schedule 2.2 and Section 5.2, to enter into this Agreement and to sell, convey, transfer, assign and deliver the Assets to Sub as provided herein and (c) to carry out the other transactions and agreements contemplated hereby. Without limiting the generality of the foregoing, the Partnership and General Partner have obtained all necessary approvals from their respective boards of directors, shareholders, and partners, as the case may be, necessary for the execution, delivery and performance of this Agreement by the Partnership.

     1.16 Binding Obligation. The execution and delivery of this Agreement by the Partnership and the General Partner, and the consummation of the transactions contemplated hereby, will not: (a) conflict with or violate any provision of (i) the agreement of limited partnership of the Partnership, or
(ii) the articles of incorporation or bylaws of the General Partner, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Partnership and the General Partner; or (b) subject to receipt of the consents described in Section 5.2, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, trust or other instrument which is either binding upon or enforceable against the Partnership or the General Partner or their respective assets and properties, which conflict, violation, breach or default could have a material adverse effect upon the Assets or the business, financial condition, prospects or results of operations of the Center (a "Material Adverse Effect"). Except as described in Schedule 2.2, no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by the Partnership and the General Partner and the consummation by them of the transactions contemplated hereby.

     1.17 Capitalization and Ownership of the Partnership. The Partnership currently has only 83 units of limited partnership interest issued and outstanding, all of which are of the same class and series, and have the same rights, powers and obligations. The Limited Partners own, both beneficially and of record, all of the issued and outstanding units of limited partnership interest in the Partnership. The General Partner owns, both beneficially and of record, all of the issued and outstanding general partnership interests of the Partnership, and is the only general partner of the Partnership. All of the issued and outstanding general partnership interests and units of limited partnership interest of the Partnership are validly authorized and issued and are fully paid and non-assessable. The general partnership interest owned by the General Partner, and the units of limited partnership interest owned by the Limited Partners are the exclusive forms of ownership of the Partnership. There are outstanding no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Partnership to issue, sell or cause to become outstanding any additional units of limited partnership interest or any additional general partnership interest in the Partnership.

     1.18  Financial   Statements  of  the  Partnership.   The  Partnership  has
previously  furnished  to  Buyer  the  following  financial  statements  of  the
Partnership: (a) unaudited balance sheet as of December 31, 1999; (b) unaudited balance sheet as of August 31, 2000 (the "Balance Sheet Date"); (c) unaudited statements of income and cash flows for the year ended December 31, 1999; and
(d) unaudited statements of income and cash flow for the period from January 1, 2000 through the Balance Sheet Date. Such financial statements present fairly the financial position of the Partnership at each of the said balance sheet dates and the results of its operations and cash flows for each of the said periods covered, and they have been prepared on an accrual basis and are in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except such interim financial statements are not audited and do not include footnote disclosures). The unaudited balance sheet of the Partnership at the Balance Sheet Date is attached hereto as Schedule 2.4 and is referred to herein individually as the "Balance Sheet."

     1.19 Liabilities of the Partnership. The Partnership does not have any liabilities or obligations, either accrued, absolute, contingent or otherwise: except for those (a) in the amounts shown on its Balance Sheet and not heretofore paid or discharged; (b) specifically set forth in or incorporated by express reference in any of the Schedules attached hereto; or (c) trade payables, accrued employee benefits and other normal liabilities incurred in the ordinary course of business since the Balance Sheet Date.

     1.20 Tax Matters. The Partnership (a) has timely filed all tax returns and reports required to be filed by it, including without limitation all federal, state, local and foreign income, franchise and withholding tax returns and statements, (b) has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due, and (c) does not have any knowledge of any tax deficiency proposed or threatened against it. There are no tax liens upon any property or assets of the Partnership. The Partnership has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty. All taxes and other assessments and levies which the Partnership was required by law to withhold or to collect have been duly withheld and collected and have been or will be paid over to the proper governmental entity on or before the due date, unless some or all of said taxes or other assessments and levies are being disputed in good faith (which disputes are described in Schedule 2.6 attached hereto), in which case any undisputed portion will be paid over as stated above.

     1.21 The Real Property.  The Real Property is owned by the entity listed on
Schedule 2.7, which Schedule sets forth the name, type of entity and jurisdiction of organization of such entity (the "Landlord"), and is leased by the Partnership from the Landlord pursuant to that certain Lease Agreement dated November 17, 1995 (the "Center Lease"). Landlord is not an Affiliate of the General Partner, the Partnership or, to the knowledge of the Partnership, any Limited Partner. Except for the Partnership's rights under the Center Lease, to the knowledge of the Partnership, no one has any option or right of first refusal to purchase, lease or rent the Real Property or any portion thereof. In addition, the Partnership makes the following representations and warranties regarding the Real Property:

     The Center Lease is in full force and effect and constitutes the valid and binding agreement of the parties thereto. As of the Closing Date, no party will be in default under the Center Lease and no event or condition shall have occurred or exist which, with the passage of time, the giving of notice or both, would cause either the Partnership or (to the knowledge of the Partnership) Landlord to be in default thereunder.

     The improvements made by or for the Partnership and which located on the Real Property and used by the Center have been approved by all governmental authorities having jurisdiction. A permanent certificate of occupancy and all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction have been issued for such improvements and, as of the Closing, all of the foregoing will be in full force and effect.

     No zoning, building, flood control, fire, safety, toxic materials, hazardous waste or other law, code, order, regulation or restriction is violated in any material respect by the continuing maintenance, operation or use of any of the Real Property by the Partnership or the Center.

     To the Partnership's knowledge, there are no material structural defects in any of the improvements located on the Real Property which affect the Center. To the Partnership's knowledge, the heating, electrical, plumbing and drainage systems at or servicing the Real Property and all facilities and equipment relating thereto are in good working condition and repair (subject to normal wear and tear) and, together with the Assets, the Real Property is adequate for the business of the Center as it is presently conducted.

     To the Partnership's knowledge, no portion of the Real Property is subject to or affected by any special assessment, whether or not such special assessment constitutes a lien on the Real Property, and the Partnership has received no notice or invoice related to any such special assessment. The Partnership and the General Partner have provided Buyer with complete and accurate copies of all property tax statements for the current and the preceding tax year, and the Partnership has no knowledge of any proposed increase in the assessed value of the Real Property for property tax purposes.

     To the knowledge of the Partnership, the Real Property is not located in a state or federally designated flood hazard area. The Real Property (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Center's business, taking the Center in its current configuration and capacity level, and
(b) includes adequate parking facilities and is served by all utilities, including but not limited to water, electricity, natural gas, sewer and telephone, in such quantity and quality as are sufficient to satisfy the current normal utilization levels of the Center.

     None of the Partnership, the General Partner or (to the knowledge of the Partnership) Landlord has received notice of any condemnation proceeding with respect to any portion of the Real Property and, to the knowledge of the Partnership, no such proceeding is contemplated by any governmental authority.

     1.22 Good Title to and Condition of the Assets. At the Closing, the Partnership will have good title to all of the Assets (other than the rights of equipment lessors under equipment leases), free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever. The Assets constitute, in the aggregate, all of the property necessary for the conduct of the business of the Center in the manner and at the utilization levels at which such business is currently being conducted. The leasehold improvements, equipment, machinery, and vehicles included in the Assets are in good operating condition, ordinary wear and tear excepted. The inventory included in the Assets consists of items of a quality and quantity usable in the normal course of the Partnership's business. The Partnership has the right to use, free and clear of any royalty or other payment obligation, and without any claim of infringement, all service marks, trade names, logos, trade secrets and copyrights used or needed by the Partnership in the conduct of business of the Center; and the Partnership has not received any notice of any conflict with or violation or infringement of any asserted rights of any other person or entity with respect to any such trade name or other intangible asset used in the operation of the Center.

     1.23 Licenses. The Partnership is duly licensed by the Texas Department of Health (the "Department") to provide ambulatory surgical services. The Partnership has all other licenses, permits, orders and approvals of governmental or administrative authorities which are needed or required by law to operate the Center in the manner operated by it and to use its assets as those assets are currently used, without limitation or restriction. The Center is in compliance with the requirements of all such licenses, permits, orders or approvals. Attached hereto as Schedule 2.9(a) is an accurate list and summary description of all such licenses, permits, orders and approvals owned or held by the Partnership relating to the ownership, development or operations of the Center, all of which are now and as of the Closing shall be in full force and effect, in good standing and not subject to meritorious challenge. No suspension or cancellation of any of such licenses, permits, orders or approvals is pending, or, to the knowledge of the Partnership, threatened. There are no, and at the Closing there will be no, provisions in, or agreements relating to, any such licenses, permits, orders or approvals which would preclude or limit Buyer from operating the Center as it is currently operated, and using all the beds of the Center as they are currently classified. The Partnership has no knowledge of any fire code violations in the Center. Attached hereto as Schedule 2.9(c) is the most recent state licensing report and list of deficiencies, if any, and the most recent fire marshal survey and list of deficiencies, if any for the Center. The Partnership has cured all deficiencies noted therein.

     1.24 Compliance with Laws. The Partnership and the Center are in compliance in all material respects with all applicable statutes, laws, rules, regulations, orders and requirements (collectively, "Laws") of all governmental authorities having jurisdiction over the Partnership and the operations of the Center, including, without limitation, agencies concerned with occupational safety, environmental protection, employment practices, the Internal Revenue Service, Medicare, Medicaid and the Health Care Financing Administration ("HCFA") (including, without limitation, all applicable statutes, laws, rules, regulations, manual provisions, and requirements pertaining to payments and other consideration to referral sources). Neither the Partnership nor the General Partner has received notification of any asserted past or present failure to comply with any Laws within the past three (3) years and, to the knowledge of the Partnership and the General Partner, no proceeding with respect to any violation of Laws is contemplated. The Partnership and the Center are in full compliance with all health care Laws, including Laws regulating the disposal of medical waste. The Partnership has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a material adverse effect on the Partnership's assets or the Center. Neither the Partnership nor the Center has made any claims for (i) services not provided,
(ii) "separately billable" laboratory services furnished by a third party laboratory or (iii) services not properly authorized by a physician. The Partnership has not received notice of violation of any rules or regulations relating thereto, whether corrected or not, within the last three years. In addition, the Center does not, and has not provided (and does not and has not billed for) in violation of the Stark Law, "designated health services," as such term is defined by the Stark Law. None of the Partnership, the General Partner, or any of its or their employees or agents has made or agreed to make any payment in connection with the business of the Center that is prohibited by any Law.

     1.25 Medicare Participation;Accreditation. Schedule 2.11(a) includes copies of all correspondence from (i) the Department, Medicare and Medicaid (or representatives thereof) relating to the most recent surveys undertaken by the Department (both on behalf of the Department and on behalf of HCFA) in
connection  with  the  Center,  and  (ii)  the  Accreditation   Association  for
Ambulatory Health Care, Inc. ("AAAHC") relating to the most recent survey or resurvey undertaken by AAAHC in connection with the Center (the "Current Surveys"). Except as set forth on Schedule 2.11(b) (i) all deficiencies noted in the Current Surveys have been corrected, and (ii) the Center is qualified for participation in the Medicare and Medicaid programs, has current and valid provider contracts with the Medicare and Medicaid programs, is in compliance with the conditions of participation in such programs in all material respects and has received all approvals or qualifications necessary for reimbursement. The Center presently has the Medicare certified provider numbers described on
Schedule 2.11(c) hereto (collectively, the "Provider Numbers"). Subject to carrier approval of submitted claims, such Provider Numbers and contracts allow the Center to provide reimbursable ambulatory surgical services without further consent and approval by any governmental authorities, including, without limitation, the Department and HCFA, and which are eligible for reimbursement under and as provided in the Medicare and Medicaid programs.

     1.26 Relationships with its Managed Care Customers. The Partnership has no knowledge of any written or oral communication, fact, event or action which exists or has occurred within 90 days prior to the date of this Agreement which indicates that any current party with whom the Partnership has a managed care contract and which accounted for over 5% of the total net revenues of the Center for the year ended December 31, 1999 or the seven month period ended on the Balance Sheet Date will terminate or fail to renew its contract or other significant business relationship with the Center.

     1.27 The  Equipment  Leases and  Contracts.  Schedules  2.13  (a) and  2.13
(b) attached hereto set forth (a) a true and complete list of each lease of personal property used at the Center to which the Partnership is a party or by which the Partnership or the Center is bound, and (b) any other agreement, contract or commitment relating to the Center to which the Partnership is a party or by which the Partnership or the Center is bound (other than the Center Lease and any insurance policies). The Partnership has delivered to Buyer or its counsel true and complete copies of the documents and instruments described in Schedules 2.13(a)and 2.13 (b) and all of the agreements, contracts, leases and instruments listed therein are valid and binding, and the Partnership has not, nor (to the knowledge of the Partnership) has any other party thereto has breached any provision of, or is in default of the terms of, and there are no facts or circumstances which would reasonably indicate that the Partnership will or may be in such breach or default, which invalidity, breach or default could have a Material Adverse Effect. Neither the Partnership nor any Partner is bound by any noncompetition covenant or other agreement that, upon completion of the transactions contemplated hereby, will restrict Buyer or Sub from carrying on its business anywhere in the world. To the knowledge of the Partnership and the General Partner, none of the Partnership, any Partner, or any Affiliate (as hereinafter defined) of the Partnership, any Partner or any manager, officer, director or employee of the Partnership or any Partner nor any member of the medical staff of the Center, has any direct or indirect interest in any customer or supplier of the Center, in any person from whom or to whom the Partnership leases real or personal property used by the Center or in any other person with whom the Partnership or any Partner is doing business in connection with the Center. No Affiliate of the Partnership is a party to any contract or lease included in the Assets.

     1.28 Compensation and Benefits. Schedule 2.14 attached hereto sets forth a true and complete list of (a) the name and current annual salary of each employee and each consultant who provides services to the Center and whose current annual compensation is in excess of $25,000, (b) the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Partnership to or for the benefit of each such person for the Partnership's most recent fiscal year and (c) any written or oral employment or other agreement of the Partnership or the General Partner with any of the Partnership's officers, employees or consultants who provides services to the Center. The Partnership has previously furnished Buyer with a true and complete copy (or a written description, if oral) of each agreement, contract or commitment that is listed on Schedule 2.14. There has not been any default in any obligation to be performed by the Partnership or any Partner under any such instrument which could have a Material Adverse Effect.

     1.29 Insurance Policies. The Partnership carries insurance, including without limitation malpractice insurance with coverage limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate, with reputable insurers, covering all of its assets, properties and business. Attached as
Schedule 2.15 is a brief description of all outstanding insurance policies of or benefiting the Partnership that are currently in effect, including coverage limits and deductibles applicable thereto. All premiums which have become due under such policies of insurance have been paid in full, all of such policies are now in full force and effect and neither the Partnership nor any Partner has received notice from any insurer, agent or broker of the cancellation of any of such policy or bond or any denial of any claim made by the Partnership or other notice denying or disputing any coverage for any such claim or the amount of any claim. The Partnership has no claim against any of its insurers under any of such policies pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     1.30 Litigation Involving The Partnership or any Partner. Except as set forth on Schedule 2.16, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership or any Partner or any of the Assets and, to the knowledge of the Partnership, there is no basis for any of the foregoing. Except as set forth on Schedule 2.16, there are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Partnership is or was a party. Schedule 2.16 contains a complete and accurate description of the status of any matter covered thereby that references this
Section 2.16, and except as set forth on Schedule 2.16 the Partnership carries insurance that will cover the costs, expenses and damages of each of the matters described therein affecting such party (which insurance coverage shall continue in effect as to such identified matters following the Closing). The Partnership and each Partner acknowledges that Buyer is not assuming any liability or responsibility with respect to any matter described in Schedule 2, including, without limitation, 2.16. No employee or former employee of the Partnership has made any claim of sexual harassment, discrimination, wrongful termination or any violation of OSHA, and neither the Partnership nor any Partner has received any notice that the EEOC or any state agency has issued a "right to sue" letter with respect to any employee or former employee of the Partnership or the General Partner in connection with the operation of the Center. Neither the U. S. Department Health and Human Services nor any state agency has, to the knowledge of the Partnership, conducted, or has given the Partnership or the General Partner any notice that it intends to conduct, any audit or other review of the Center's participation in the Medicare or the Medicaid program or any other governmental program and, to the knowledge of the Partnership, no such audit or review would result in any material liability by the Partnership, the General Partner or (as to matters relating to the Center and attributable to the period prior to and including the Closing) Buyer, Sub or Newco for any reimbursement, penalty interest with respect to payments received by the Partnership or the General Partner on behalf of the Partnership thereunder. Neither the Partnership nor the General Partner knows of any reason why the Center will not or may not be able to continue its business, as presently conducted, following the Closing.

     1.31 The Records. The books and records of the Partnership and the Partners included in the Assets are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such books and records.

     1.32 No Material Adverse Change. Since the Balance Sheet Date, there has not been (a) any change in the business, properties or financial condition of the Center, other than changes occurring in the ordinary course of business which in the aggregate have not had a Material Adverse Effect, or (b) to the best of knowledge of the Partnership, any threatened or prospective event or condition of any character whatsoever which could have a Material Adverse Effect.

     1.33 Absence of Certain Acts or Events. Except as expressly contemplated by this Agreement approved in writing by Buyer, since the Balance Sheet Date the Partnership has not: (a) paid any bonus or increased the rate of compensation of any of its employees who provide services to the Center (other than previously scheduled bonuses and annual increases in accordance with the Partnership's past practices); (b) sold, transferred or encumbered any of the Center's assets other than in the ordinary course of business; (c) obligated itself to make capital expenditures relating to the Center where the unpaid balance as of the Effective Date will be more than $5,000; (d) incurred any material obligations or liabilities or entered into any material transaction relating to the Center, except for this Agreement and the transactions contemplated hereby, in excess of $5,000; or (e) suffered any theft, damage, destruction or casualty loss in excess of $10,000.

     1.34  Environmental  Matters.  Each of the  Partnership  and  the  Partners
(a) has not conducted or authorized the generation, transportation, storage, treatment or disposal on or at the Center of any solid, liquid, hazardous, toxic or dangerous wastes, except in compliance with the Environmental Laws (as defined below), (b) has not received notice or has any knowledge that any governmental authority or any employee or agency thereof has determined or threatens to determine that there is any violation of Environmental Laws at or caused by the Center or at the Real Property, and (c) has not had any communication or agreement from or with any governmental authority or agency having jurisdiction over the Center or Real Property or any private entity (including without limitation the Landlord or any prior owners of the Real Property) relating any actual or alleged violation of the Environmental Laws. For the purposes of this Section 2.20, the "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amend, 42 U.S.C. Sec. 9601 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Sec. 11001 et seq., the Medical Waste Tracking Act of 1988, 42 U.S.C. Sec. 6992 et seq., and the National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119 of the U.S. Department of Health and Human Services, and any other federal, state or local environmental laws, water quality standards, ordinances or regulations that may now impose standards of conduct or liability concerning solid, liquid, hazardous, toxic or dangerous wastes, substances or materials.

     1.35 Labor Relations. The Partnership is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Center into one or more collective bargaining units. To the knowledge of the Partnership, neither the Partnership, any Partner, agent, representative or employee of the Partnership has been accused of committing any unfair labor practice on behalf of the Partnership. There has been no strike, walkout or work stoppage involving any of the employees of the Partnership or the General Partner during the 24 months prior to the date hereof. To the knowledge of the Partnership, no key employee or group of employees has any plans to terminate his, her or their employment at the Center or to decline to continue to work at the Center (if offered employment) for Sub or Newco. 1.36 Pension, Profit Sharing and Retirement Plans. Except as described Schedule 2.22, neither the Partnership nor, with respect to the business of the Center, any Partner, now maintains or has ever maintained any qualified or unqualified pension, profit sharing or retirement plan. Neither the Partnership nor, with respect to the business of the Center, any Partner participates in, or has ever participated in, any multi-employer pension or retirement plan. None of Buyer, Sub or Newco will incur any obligation or liability under or relating to any such plan as a result of the transactions contemplated by this Agreement, or otherwise.

     1.37 Receivables. The Partnership has previously delivered to Buyer lists (including agings) of all accounts receivable (the "Receivables") of the Partnership as of December 31, 1999 and as of the Balance Sheet Date. All of the Receivables either listed thereon or set forth or reflected in the Balance Sheets were, as of the dates as of which the information is given therein, and as of the Closing Date all of the Receivables will be, valid accounts receivable which have arisen from bona fide transactions in the ordinary course of the Partnership's business, not subject to any defense or right of set-off of any account debtor with respect thereto, and are collectible (net of reserves for doubtful accounts set forth on the Balance Sheet).

     1.38 Medical Staff Matters. The Partnership has heretofore delivered to Buyer true and complete copies of the bylaws and the rules and regulations of the medical staff of the Center. With regard to the medical staff of the Center, there are no pending or, to the best knowledge of the Partnership, threatened disputes with applicants, staff members or health professional affiliates, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired. The Partnership has provided Buyer with a written description of all adverse actions taken against medical staff members or applicants within the past two years.

     1.39 Fraud and Abuse. Neither the Partnership nor any Partner (as to such Partner's activities and arrangements at the Center) has engaged in any activities that are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. 1320A-7b, the False Claims Act or the regulations promulgated pursuant to such statutes, or any similar federal, state or local Laws or which are prohibited by binding rules of professional conduct, including but not limited to the following activities:

(a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

(c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and

(d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors.

     1.40 Certain Payments. Neither the Partnership nor, to the Partnership's best knowledge, anyone acting on behalf of the Partnership, has directly or indirectly paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any person, government official or other party which is in any manner related to the Partnership or the Center which is illegal or improper under any federal, state or local law.

     1.41 No Finders or Brokers. As a result of any act or failure to act by the Partnership, any Partner, or any of their Affiliates, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or claim against or upon Buyer or any of its Affiliates or Newco for any commission, fee or other compensation as a finder, broker or in any similar capacity.

     1.42 Accuracy of Information. No representation, statement or information made or furnished in writing by the Partnership or any Partner to Buyer, contained in this Agreement and the various Schedules and Exhibits attached hereto prepared by or relating to the Partnership, any Partner or the Center and the other information and statements referred to herein and previously furnished to Buyer pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

     As used in this Agreement, "to the knowledge of the Partnership," "known to the Partnership," "to the knowledge of the General Partner", "known to the General Partner," and similar phrases shall mean all matters in any documents or files in the possession of the Partnership or the General Partner and the actual knowledge, or knowledge, which would be obtained in the exercise of due care in the performance of their duties, of the managers, officers and directors of the General Partner.


REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS

     Each of the Limited Partners, severally and not jointly, represents and warrants, as to such Limited Partner only, as follows:

     1.43 Authority. Such Limited Partner has approved this Agreement, and this Agreement, when executed, will constitute a valid and binding legal obligation enforceable against him in accordance with its terms.

     1.44 No Violation. To the knowledge of such Limited Partner without other investigation, the execution and delivery of this Agreement by the Limited Partners does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which such Limited Partner is a party or by which any of such Limited Partner's assets or properties are bound; (b) violate any provision of the charter or bylaws of Partner; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to such Limited Partner; or (d) violate any other contractual or legal obligation or restriction to which such Limited Partner is subject.

     1.45 No Broker's Fees. Such Limited Partner has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and such Limited Partner does not know of any claim by anyone for such a fee, commission, expense or charge.


REPRESENTATIONS AND WARRANTIES OF BUYER

     In order to induce the Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties:

     1.46 Organization, Power and Authority of Buyer; Due Authorization. Each of Buyer and Sub is a corporation duly organized and legally existing in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. Each of Buyer and Sub is authorized to transact business in the State of Texas. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer and Sub.

     1.47 Binding Obligation; Noncontravention. This Agreement has been duly executed and delivered by Buyer and Sub and is a valid and binding obligation of Buyer and Sub, enforceable against each of them in accordance with its terms. Neither the execution and delivery of this Agreement by Buyer and Sub nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the respective certificates of incorporation or bylaws of Buyer and Sub or of any law, ordinance, regulation or decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Buyer or Sub; or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Buyer or Sub, which conflict, violation, breach or default could have a material adverse effect upon the business, financial condition, prospects or results of operations of Buyer or Sub. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Buyer and Sub and the consummation of the transactions contemplated hereby, except as required by Section 6.2.

     1.48 No Finders or Brokers. As a result of any act or failure to act by Buyer or Sub, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or claim against or upon the Partnership or any Partner for any commission, fee or other compensation as a finder, broker or any similar capacity.

     1.49 Litigation. There are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of Buyer or Sub, threatened against or affecting Buyer or Sub in connection with or relating to the transactions contemplated by this Agreement and, to the knowledge of Buyer or Sub, there is no basis for any of the foregoing.

     1.50 Accuracy of Information. No representation, statement or information made or furnished in writing by Buyer to the Partnership contained in this Agreement and the various Schedules and Exhibits attached hereto prepared by or relating to Buyer or Sub and the other information and statements referred to herein and previously furnished by Buyer to the Partnership pursuant hereto, contained or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

     1.51 Capital Stock. The authorized capital stock of Buyer is as set forth on Schedule 4.6 (showing amounts authorized by class or series, outstanding shares of each class or series, and number of any treasury shares). All of the issued and outstanding shares of the capital stock of Buyer have been duly authorized and validly issued, are fully paid and nonassessable.

     1.52 Authorization of Buyer Stock. The shares of Buyer's Common Stock deliverable to the Partnership or the Partners pursuant to this Agreement will have been duly authorized prior to the Closing, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

     1.53 Buyer Common Stock. The shares of Buyer's Common Stock deliverable to the Partnership or the Partners pursuant to this Agreement shall, when issued, and delivered to the Partnership or the Partners be, at the time of such issuance and delivery, free and clear of any liens, claims, charges, options, preemptive rights or encumbrances of any kind or character, other than restrictions or encumbrances set forth in this Agreement or in any other documents or agreement the form of which is set forth as an Exhibit to this Agreement.


CERTAIN PRE-CLOSING COVENANTS

     1.54 Commercially Reasonable Efforts. Each of the parties hereto will use commercially reasonable efforts to cause to be satisfied, as soon as practicable and prior to the Closing Date, all of the conditions to the obligations of the other parties to close the purchase, sale and contribution of the Assets pursuant to this Agreement, including without limitation obtaining all governmental consents and licenses, if any, that are required in order for Newco to own and operate the Center at and after the Closing

     1.55 Conduct of Business Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as expressly contemplated by this Agreement or with the prior written consent of Buyer, the Partnership will conduct the business and operations of the Center in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement. Without limiting the generality of the foregoing:

     1.55.1 The Partnership will (a) use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees, and maintain its relations and good will with all suppliers, patients, landlords, creditors, employees and others having business relationships with the Partnership, and (b) maintain all of the property of the Center in good repair, order and condition, reasonable wear and tear excepted, and maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement; and

     The Partnership will not (a) pay any bonus or increase the rate of compensation of any employee of the Center, or enter into any new employment agreement or employee benefit plan, or amend any existing employment agreement with any employee of the Center or any existing employee benefit plan, (b) sell, lease, transfer or assign any assets used or useful in connection with the Center other than in the ordinary course of business, (c) make or obligate itself to make capital expenditures relating to the Center, the unpaid balance on which aggregates more than $5,000 as of the Effective Date, or (d) enter into, or permit any of the assets used or useful in the business and operations of the Center to become bound by, any contract not in the ordinary course of business consistent with past practice, or incur any other material obligations or liabilities or enter into any material transaction relating to the Center.

     1.56 Access to Facilities, Properties and Records. From and after the execution and delivery of this Agreement, the Partnership will afford to the representatives of Buyer access, during normal business hours and upon reasonable notice, to the Partnership's premises, to the Center's employees (including the Administrator of the Center) and to the members of the medical staff of the Center, all in order to enable Buyer to inspect and evaluate the Assets and the Center. The Partnership and the General Partner shall cause their employees to assist Buyer in arranging meetings with members of the medical staff; Buyer will provide sufficient notice and the opportunity for a designated employee of the Partnership or the General Partner to attend any such meetings with medical staff members. The Partnership will furnish to Buyer's representatives during such period all such information relating to the foregoing investigation as they may reasonably request; provided, however, that any such investigation by Buyer (a) shall be conducted in a manner that does not unduly interfere with the business of the Center and (b) shall not affect the right of Buyer to rely on the representations and warranties made by the Partnership in or pursuant to this Agreement. Buyer will hold in confidence all documents and information concerning the Partnership so furnished and, if the sale of the Assets pursuant hereto shall not be consummated, such confidence shall be maintained and Buyer will not use or disclose to any person any such document or information (except to the extent that such information can be shown to be previously available to Buyer, publicly available or disclosed to Buyer by a person who is not obligated to maintain the confidentiality of such information).

     1.57 No Disclosure. Without the prior written consent of Buyer and the Partnership, none of the parties hereto will, prior to the Closing Date, disclose the existence of any term or condition of this Agreement to any person or entity, except that such disclosure may be made by a party (a) to any person in a business relationship with such party to whom such disclosure is necessary in order to satisfy each of the conditions to the consummation of the transactions provided for in this Agreement, and (b) to the extent such party believes in good faith that such disclosure is required by law (in which case such party will consult with Buyer and the Partnership prior to making such disclosure).

     1.58 No Other  Discussions.  The Partnership will not, prior to the Closing
Date, enter into discussions, provide information regarding the Center or negotiate with or entertain or accept the unsolicited offer of any other party concerning or in connection with a potential sale of all or any part of the assets or ownership interests of the Partnership to, or the merger or consolidation of the Partnership with, any person or entity other than Buyer. If any person or entity requests that the Partnership breach this Section 5.5, the Partnership shall immediately notify Buyer of such request or requirement.

     1.59 Casualty. If any of the Assets are damaged, lost or destroyed (whether by fire, theft, vandalism or other cause or casualty) in whole or in part prior to Closing, and the fair market value of such damage or destruction is less than $400,000, Buyer may, at its option, either (a) reduce the Purchase Price by the fair market value of the Assets destroyed, such value to be determined as of the date immediately prior to such destruction or, as the case may be, by the estimated cost to restore the damaged Assets, or (b) require the Partnership, upon Closing to transfer the proceeds (or the right to the proceeds) of applicable insurance to Buyer, and Buyer may restore such Assets. If any part of the Assets are so damaged, lost or destroyed in whole or in part prior to Closing, and the fair market value is greater than $400,000, Buyer may, at its option, either (i) require the Partnership upon Closing to transfer the proceeds (or the right to the proceeds) of applicable insurance to Buyer, and Buyer may restore such Assets, (ii) terminate this Agreement in its entirety or
(iii) reduce the Purchase Price by the fair market value of the Assets destroyed, such value to be determined as of the date immediately prior to such destruction or, as the case may be, by the estimated cost to restore the damaged Assets.

     1.60 Costs of Agreement. Each of the parties hereto agrees to bear all of its own expenses incurred in preparing or complying with this Agreement, including without limitation all legal and accounting expenses and fees.

     1.61 Interim Operating Reports. The Partnership shall cause the management personnel of the Center to notify Buyer in writing of any material adverse change in the financial position or earnings of the Center, any unexpected emergency or other unanticipated change in the business of the Center, any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) or any litigation, arbitration or other such matter that has been filed or threatened against the Partnership or any of the Partners in connection with the Center. As soon as available, the Partnership shall provide Buyer with an unaudited balance sheet and income statement of the Center which reflects the operations of the Center for each calendar month after the Balance Sheet Date and prior to the Effective Date, which interim financial statements shall be prepared in accordance with GAAP and in a manner consistent with the policies and practices heretofore used by the Partnership in the preparation of its interim financial statements.

     1.62 Employee Matters. The Partnership acknowledges that Buyer has made no commitment to hire any employees of the Partnership, the Center or the General Partner on or after the Closing and, except for any obligations to employees included in the Assumed Liabilities, the Partnership shall be responsible for any liabilities to such employees. The Partnership will assist Buyer in any attempts by Buyer to employ the current employees of the Center, as reasonably requested by Buyer, and to transition such employees to the welfare and benefit programs offered by Buyer to its employees. Buyer will notify the Partnership at the earliest practicable time, but not less than one week, prior to the Closing of any such current employees that will not be hired by Buyer.

     1.63 Tail Insurance. The Partnership will obtain "tail" insurance, in form and substance acceptable to Buyer, to insure against liabilities of the Center relating to all periods prior to the Closing Date to the extent reasonably required to insure the Partnership against liability for their prior acts, the cost thereof to be paid for by the Partnership. The minimum coverage under such "tail" insurance shall be at least equivalent to the coverage historically provided to the Center. If such tail insurance has not been obtained as of the Closing Date, the Partnership will maintain its existing professional liability insurance in place until such tail insurance is obtained.

     1.64 Termination of Employee Participation in 401(k) Plan. To the extent allowed by applicable laws and regulations, effective as of the Closing, at the Partnership's expense, the Partnership will take all steps and make all filings necessary or appropriate in order to terminate the participation of the Center's employees in the 401(k) Plan referred to in Schedule 2 (referencing Section 2.22) (the "Plan"), and the Partnership shall take any and all corporate action necessary to authorize and direct the administrator of the Plan to take such actions. The Partnership shall be solely responsible for any unfunded or underfunded obligations of the Partnership to the Plan or any beneficiary thereof. Buyer agrees to use its commercially reasonable efforts to facilitate the rollover of any and all funds and accounts held for the beneficiaries of the Plan who voluntarily elect to make such rollovers into one or more of the pension and/or profit sharing plans maintained by Buyer or its affiliates, as and to the extent such rollovers are permissible under applicable laws and regulations and the terms of Buyer's plan.

     1.65 Notification; Updates to Disclosure Schedules.

(a)  From and after the date of this  Agreement  until the  Closing  Date,  each party hereto shall promptly notify the others in writing of: (i) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by such party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by such party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of such party; and (iv) any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Articles 6 or 7, as the case may be, impossible or unlikely on or prior to the Closing Date.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.12 (a) requires any change in any Schedule, or if any such event, condition, fact or circumstance would require such a change assuming any such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the party which has delivered such Schedule shall promptly deliver to the opposing parties an update to such Schedule specifying such change. For all purposes of this Agreement, no such update shall be deemed to supplement or amend the parties' Schedules for the purpose of (i) determining the accuracy of any of the representations and warranties made by such party in this Agreement or (ii) determining whether any of the conditions set forth in Articles 6 or 7, as the case may be, have been satisfied, but if the Closing shall occur, then the Schedules, as so supplemented or amended, shall be deemed to be the Schedules accepted and relied upon by the opposing parties at the Closing for all purposes.


CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligation of Buyer to cause Sub to purchase the Assets and to contribute such Assets to Newco shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     1.66 Accuracy of Representations and Warranties and Compliance with Obligations. The respective representations and warranties of the Partnership, the General Partner and the Limited Partners contained in this Agreement which are qualified by the words "material", "materially", "in all material respects", "Material Adverse Effect" or words of similar import, shall be true and correct on and as of the Closing Date, and all other representations and warranties of the Partnership and the Limited Partners shall be true and correct in all material respects on and as of the Closing Date, all with the same force and effect as though made at and as of that time. The Partnership, the General Partner and the Limited Partners shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Partnership shall have delivered to Buyer a certificate, dated as of the Closing Date and signed by a duly authorized officer or officers of the Partnership or the General Partner, certifying as to all resolutions of the partners of the Partnership and of the board of directors of the General Partner relating to this Agreement and the transactions contemplated hereby.

     1.67 Receipt of Necessary Consents and Governmental Permits. All necessary consents or approvals of third parties to each of the transactions contemplated hereby, the absence of which would, in Buyer's reasonable judgment, affect the rights of Buyer or Sub hereunder, shall have been obtained and shown by written evidence reasonably satisfactory to Buyer, including without limitation the consent of Landlord with respect to Sub's assumption of the Center Lease. Sub shall also have obtained all licenses, certificates, permits and rulings of, and made all notices to, all governmental authorities (and any waiting periods shall have expired in connection therewith) that may be required in connection with the acquisition of the Assets and the continuation of the operation of the business of the Center by Sub following the Closing.

     1.68 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Assets to Sub or any other transaction contemplated hereby, or which might affect the right of Buyer or Sub to own the Assets or to control Sub.

     1.69 Material Changes. The Center shall not have suffered any change, loss or damage since the Balance Sheet Date which, in the reasonable judgment of Buyer, materially and adversely affects or impairs the operations or prospects of the Center.

     1.70 Incumbency Certificate. The Partnership shall have delivered a certificate of incumbency of each officer of the Partnership or the General Partner who executes documents, instruments and agreements on behalf of the Partnership pursuant hereto.

     1.71 Tail Insurance Coverage. The Partnership shall have obtained (at their expense) "tail" or "prior acts" malpractice insurance coverage for any potential claims for pre-Closing Date business conducted by the Partnership or shall have continued its current professional liability insurance, as described in Schedule 2.15.

     1.72 Satisfactory Completion of Due Diligence. Buyer shall have completed its due diligence investigation of the prospects, business, assets, contracts, rights, liabilities and obligations of the Center, including financial, marketing, medical staff, employee, legal, regulatory and environmental matters to its satisfaction. Buyer shall be under no obligation to continue with its due diligence investigation or to consummate the Closing if, at any time, the results of its due diligence investigation are not satisfactory to Buyer for any reason in its sole discretion.

     1.73 Financing. Buyer shall have received, from one or more financial institutions, investors, or other sources acceptable to Buyer, financing in such amount, and subject to such terms and conditions (including, without limitation, interest rate, maturity, security, and other terms) as shall be acceptable to Buyer, sufficient in amount to fund the cash payments contemplated to be made by Buyer or Sub (together with reasonable working capital) pursuant to this Agreement, provided, that Newco shall not be obligated by the terms of such financing arrangements to make payments of principal or interest on any amount loaned in connection with such financing.

     1.74 Board Approval. This Agreement and the transactions provided for herein shall have been approved by the board of directors of Buyer.

     1.75 Center Lease. The Landlord shall have executed and delivered an amendment to the Center Lease in substantially the form of Exhibit L hereto.

     1.76 Private Placement Memorandum. The Partners shall have received a private placement memorandum relating to Buyer's Common Stock and to Newco. Each Partner shall have executed and delivered to Buyer an offeree questionnaire in form and substance reasonably satisfactory to Buyer and its counsel.

     1.77 Documents to be Delivered at Closing. Each of the documents and agreements provided for herein to be delivered at the Closing shall have been duly executed and delivered by the other parties thereto.


CONDITIONS TO THE OBLIGATIONS OF THE PARTNERSHIP

     The obligation of the Partnership to sell and transfer to Sub the Assets, shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     1.78 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer and Sub contained in this Agreement which are qualified by the words "material", "materially", "in all material respects", "Material Adverse Effect" or words of similar import, shall be true and correct on and as of the Closing Date, and all other representations of Buyer and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, all with the same force and effect as though made at and as of that time. Buyer and Sub shall each have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Buyer and Sub shall have delivered to the Partnership certificates, dated as of the Closing Date and signed by a duly authorized officer of each of Buyer and Sub, certifying as to all resolutions of the board of directors of each of Buyer and Sub relating to this Agreement and the transactions contemplated hereby.

     1.79 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Assets to Buyer and Sub or any other transaction contemplated hereby.

     1.80 Payment of Purchase Price. Buyer shall have paid the Purchase Price, as provided in Section 1.3.

     1.81 Good Standing Certificate. Buyer and Sub shall each have delivered a good standing certificate or certificate of existence issued by the Secretary of State of the State of Delaware and by the Secretary of State of Texas which is dated no more than 20 business days prior to the Closing Date and which reflects the good standing or valid existence of Buyer and Sub in such respective jurisdictions.

     1.82 Incumbency Certificate. Buyer and Sub shall each have delivered a certificate of incumbency of all officers of Buyer or Sub who are executing documents or instruments and agreements on behalf of Buyer or Sub pursuant hereto.

     1.83 Approval by the Partners. The Partners of the Partnership shall have approved this Agreement, and the transactions contemplated hereby, in accordance with the terms of the Partnership's Agreement of Limited Partnership.

     1.84 Documents to be Delivered at Closing. Each of the documents and agreements provided for herein to be delivered at the Closing shall have been duly executed and delivered by the other parties thereto.


CERTAIN POST-CLOSING COVENANTS

     1.85 Execution of Further Documents. From and after the Closing, upon the reasonable request of any party, the other parties shall execute, acknowledge and deliver all such further assignments, conveyances, powers of attorney and other assurances as may be required to (i) transfer to and vest in Buyer and Sub, and to protect their respective right, title and interest in, the Assets and all of their rights, title and interests in any of the leases and contracts included in the Assets for which consents to the assignment are to be obtained subsequent to the Closing, and (ii) give effect to the provisions of this Agreement.

     1.86 Buyer Appointed Attorney for The Partnership and the Partners. Effective at the Closing Date, the Partnership hereby constitutes and appoint Buyer, Sub and their successors and assigns, and each of them, the true and lawful attorney or attorneys of the Partnership, in the name of either Buyer, Sub or the Partnership (as Buyer or Sub shall determine in its sole discretion) but for the benefit and at the expense of Sub and Newco (except as otherwise herein provided):

(a) to institute and prosecute all proceedings which Buyer or Sub may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement;

(b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable; and

(c) to take all action which Buyer or Sub may reasonably deem proper in order to provide for Sub and Newco the benefits of any of the Assets where any required consent of another party to the sale or assignment thereof to Sub or Newco pursuant to this Agreement shall not have been obtained.

     The Partnership acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Buyer shall be entitled to retain for the account of Sub any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     1.87 Record Retention. After the Closing (at reasonable times and on reasonable notice), Buyer shall permit one duly designated representative of the Partners (a) to have access to the Records for purposes of preparing the Partners' tax returns, or as needed to defend the Partners in any judicial or administrative actions relating to the Partnership and (b) to make copies of such Records at the Partners' cost and expense. Buyer shall retain the Records in accordance with its internal record retention policy, which policy shall be consistent with applicable industry standards.

     1.88 Sales Taxes and Other Governmental Charges. The Partnership shall be responsible for all sales taxes, documentary stamps, transfer taxes, recording fees and similar governmental charges incurred by any party or the Partnership in connection with the transactions contemplated by this Agreement. The parties do not anticipate any significant taxes, fees or charges of this type.

     1.89 Retained Cash. The parties acknowledge that the Retained Cash is to be used by the Partnership to pay bona fide liabilities of the Partnership other than the Assumed Liabilities, in order to facilitate the dissolution of the Partnership within a reasonable time after all of the Partnership's obligations hereunder are discharged or provided for. The Partnership agrees that it will not make any distribution of the Retained Cash to any Partner, provided that payment of management fees and fees for services rendered by Lone Star Ambulatory Care, LC. If, following payment of all bona fide liabilities of the Partnership, upon dissolution of the Partnership, any amount of Retained Cash shall remain unspent, such amount shall promptly be paid over to Buyer.

     1.90 No Termination of the Obligations by Subsequent Dissolution. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article 8, shall not be terminated by the dissolution of such party, whether by operation of law, agreement or otherwise.

     1.91 Acquisition Debt. Buyer is using funds obtained through the incurrence of debt to complete the acquisition of the Purchased Assets. None of such acquisition debt shall be secured by the Assets of the Center. Further, no principal or interest required to be paid on such debt shall be the obligation of the Center. Except as may be approved by the limited partners of Newco in accordance with the provisions of the Newco LP Agreement, the Assets of the Center shall not be utilized to secure any debt except for (i) working capital debt or line of credit for the Center in the expected amount of approximately 85% of the accounts receivable of the Center, and (ii) debt incurred for the purchase of equipment acquired directly by the Center (which debt, as of the date of this Agreement, is in the amount of approximately $1,700,000).


NONCOMPETITION

     1.92 Prohibited Activities. Except with respect to their ownership in and the performance of any duties they may have as directors, officers, employees or consultants to Buyer or its Affiliates, or as limited partners of Newco, each of
(i) the general Partner, (ii) Arthur F. Minguez and Ronald McMahan, and (iii) the Limited Partners (collectively, the "Restricted Parties"), will not, for a period of three (3) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other Person build or assist in building, plan or assist in planning, finance or lend money to or assist in obtaining a loan or loans for (as a loan broker, guarantor or otherwise), acquire, own, operate, lease, manage, have any financial interest in or otherwise participate in the operation, management, financing or ownership of any ambulatory surgery center (other than as a member of its medical staff) situated within six and one-half (6 1/2) miles of the Center (the "Territory").

     Notwithstanding the above, (a) the foregoing covenant shall not be deemed to prohibit any Restricted Party from acquiring as an investment not more than five (5) percent of the capital stock of a competing business whose stock is publicly traded, and (b) the foregoing covenant shall not apply to ownership interests in other surgery centers acquired by a Restricted Party prior to the date hereof.

     1.93 Damages. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, each Restricted Party agrees that the foregoing covenants may be enforced by Buyer in the event of breach by such Restricted Party, by injunction and restraining order.

     1.94 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Article 9 impose a reasonable restraint on the Restricted Parties in light of the activities and Business of Buyer and Newco
(including the subsidiaries thereof) on the date of the execution of this Agreement and the reasonably foreseeable plans of Buyer.

     1.95 Severability, Reformation. The covenants in this Article 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall thereupon be automatically reformed.

     1.96 Independent Covenant. All of the covenants in this Article 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Partner against Buyer (including the Affiliates or subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The covenants contained in Article 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall become nugatory if the transactions contemplated by this Agreement are not consummated.

     1.97 Materiality. The Restricted Parties hereby agree that the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement.


INDEMNIFICATION

     1.98 Agreement by the Partnership to Indemnify. The Partnership agrees that it will indemnify and hold Buyer and Sub harmless in respect of all "Indemnifiable Damages" (as hereinafter defined). For this purpose,
Indemnifiable Damages shall mean any and all expenses, losses, costs, deficiencies, liabilities and damages (including related attorneys' fees and expenses) incurred or suffered by Buyer or Sub (a) resulting from any breach of any representation or warranty made by the Partnership or the Partners in this Agreement, (b) resulting from any breach or default in the performance of any of the covenants or agreements made by the Partnership or the Partners in this Agreement or (c) arising from any liability or obligation of the Partnership or the Partners that is not an Assumed Liability, including, without limitation, the Excluded Liabilities. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Buyer shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of the Partnership and the Partners been true and correct and had each of the covenants of the Partnership and the Partners been performed in full. The foregoing obligation to indemnify Buyer and Sub shall be subject to each of the following limitations, principles and qualifications:

     1.98.1 Each of the representations and warranties made by the Partnership and the Partners in this Agreement or pursuant hereto shall survive for a period of two years after the Closing Date, notwithstanding any investigation at any time made by or on behalf of Buyer or Sub, and thereafter all such representations and warranties shall be extinguished; provided, however, that the representations and warranties made by the Partnership and the General
Partner in Sections 2.1 (Organization, Power and Authority), 2.2 (Binding Obligation), 2.3 (Ownership), 2.20 (Environmental), 2.22 (Pension, etc.) and
2.26 (Certain Payments), and the representations and warranties made by the Limited Partners in Section 3.1(Authority) shall in each case survive indefinitely and those made in Section 2.6 (Tax) shall survive until 30 days after the date on which the applicable period of limitation on assessment or refund of tax has expired. No claim for the recovery of Indemnifiable Damages based upon a breach of any such representations and warranties may be asserted by Buyer or Sub after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred. This Section
10.1.1 shall not apply to the indemnity  obligations  of the  Partnership  under
Section 10.1(c).

     1.98.2 Buyer agrees to use its best efforts to give prompt written notice to the Partnership of each claim for Indemnifiable Damages which it believes it has suffered; provided, however, that no delay in the giving of such notice shall affect the rights of Buyer to recover Indemnifiable Damages hereunder, except to the extent that such delay causes any Indemnifiable Damages. Upon receipt of such notice, the Partnership shall have the right to assume the defense of any such claim through counsel selected by the indemnifying party and approved by Buyer (which approval shall not be unreasonably withheld), and the assertion of such right shall constitute an acknowledgment by the indemnifying party that such claim is an indemnifiable claim for which such indemnifying party is responsible under this Section 10.1. If the Partnership does not assume any such defense, the Partnership shall be liable for all costs and expenses of defending such claim (if it is a valid claim for Indemnifiable Damages), including reasonable fees and disbursements of counsel. If, after having first provided the Partnership an opportunity to fulfill its obligations to Buyer hereunder, Buyer then brings an action against the Partnership upon any claim under this Section, the Partnership shall be liable to Buyer for Buyer's reasonable fees and disbursements of counsel in connection therewith if Buyer prevails in the action.

     1.98.3 Notwithstanding anything to the contrary in the foregoing provisions of this Section 10.1, (a) Buyer shall have no claim for Indemnifiable Damages under Section 10.1 (a) until the aggregate amount of such Indemnifiable Damages equals or exceeds $25,000, in which event the claim for such Indemnifiable Damages shall be for the full amount thereof (including the initial $25,000) and
(b) the maximum aggregate liability of the Partnership for Indemnifiable Damages shall be an amount equal to the Escrowed GP Shares.

     1.99 Agreement by Buyer and Sub to Indemnify. Buyer and Sub jointly and severally agree that they will indemnify and hold the Partnership harmless in respect of all Indemnifiable Damages (as hereinafter defined). For this purpose, Indemnifiable Damages shall mean any and all expenses, losses, costs, deficiencies, liabilities and damages (including related attorneys' fees and expenses) incurred or suffered by the Partnership (a) resulting from any breach of any representation or warranty made by Buyer or Sub in this Agreement, or
(b) resulting from any breach or default in the performance of any of the covenants or agreements made by Buyer or Sub in this Agreement, or (c) arising from any liability or obligation of the Partnership that is an Assumed Liability. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Partnership shall have the right to be put in the same financial position as they would have been in had each of the representations and warranties of Buyer or Sub been true and correct and had each of the covenants of Buyer or Sub been performed in full. The foregoing obligation to indemnify the Partnership shall be subject to each of the following limitations, principles and qualifications:

     1.99.1 Each of the representations and warranties made by Buyer in this Agreement or pursuant hereto shall survive for a period of two years after the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Partnership or the Partners, and thereafter all such representations and warranties shall be extinguished; provided, however, that the representations and warranties made by Buyer in Sections 4.1 (Organization), 4.2 (Binding Obligation), 4.6 (Capitalization) and 4.7 (Buyer's Common Stock) shall in each case survive forever. No claim for the recovery of Indemnifiable Damages based upon a breach of any such representations and warranties may be asserted by the Partnership after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred. This Section
10.2.1 shall not apply to the indemnity obligations of Buyer under Section 10.2(c).

     1.99.2 The Partnership agrees to use its best efforts to give prompt written notice to Buyer of each claim for Indemnifiable Damages which it believe it has suffered; provided, however, that no delay in the giving of such notice shall affect the rights of the Partnership to recover Indemnifiable Damages hereunder except to the extent such delay causes any Indemnifiable Damages. Upon receipt of such notice, Buyer shall have the right to assume the defense of any such claim through counsel selected by Buyer and approved by the Partnership (which approval shall not be unreasonably withheld), and the assertion of such right shall constitute an acknowledgment by Buyer that such claim is an indemnifiable claim for which Buyer is responsible under this Section 10.2. If Buyer does not assume any such defense, it shall be liable for all costs and expenses of defending such claim (if it is a valid claim for Indemnifiable Damages), including reasonable fees and disbursements of counsel. In the event, after having first provided Buyer an opportunity to fulfill its obligations to the Partnership hereunder, the Partnership then brings an action against Buyer upon any claim under this Section, Buyer shall be liable to the Partnership for its reasonable fees and disbursements of counsel in connection therewith if the Partnership prevails in the action.

     1.99.3 Notwithstanding anything to the contrary in the foregoing provisions of this Section 10.2, (a) neither the Partnership nor any Partner shall have any claim for Indemnifiable Damages under Section 10.2 (a) until the aggregate amount of such Indemnifiable Damages equals or exceeds $25,000, in which event the claim for such Indemnifiable Damages shall be for the full amount thereof (including the initial $25,000), and (b) the maximum aggregate liability of Buyer and Sub for Indemnifiable Damages shall be $300,000.

     1.99.4 In the absence of intentional fraud with respect to the specific person, there shall be no personal liability of the Limited Partners or the shareholders of the General Partner hereunder.


MISCELLANEOUS

     1.100 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     1.101 Assignment. Except as expressly provided herein, the rights and obligations of the parties hereunder, may not be assigned to any other person or entity without the prior written consent of the other parties hereto. Notwithstanding the foregoing, the Partners and the Partnership acknowledge and agree that Buyer shall have the right to assign and delegate any of its rights and obligations under this Agreement to Sub without their prior consent. No such assignment or delegation by Buyer to Sub shall limit or release Buyer with respect to its obligations under this Agreement, which shall remain in full force and effect notwithstanding such assignment or delegation.

     1.102 Intentionally Omitted.

     1.103 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. All of the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall, subject to the terms of this Agreement, survive the Closing and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. This Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.

     1.104 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Assets and the other transactions contemplated herein and supersede all prior verbal or written understandings and agreements of the parties with respect to the subject matter hereof, including without limitation the letter of intent dated July 26, 2000 between Buyer, the Partnership and the Partners. Any reference herein to this Agreement shall be deemed to include the Schedules and Exhibits attached hereto.

     1.105 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     1.106 Execution in Counterpart. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement. Signatures received by facsimile shall be accepted as original signatures.

     1.107 Notices. Any notice, request, information or other document to be given hereunder shall be in writing and shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

         If to the Partnership:

         HealthFirst Surgery Center-Memorial, Ltd.
         12727 Kimberly Lane, Suite 100
         Houston, Texas 77024
         Attn:  Ron McMahan
         Fax:  281-537-7993

         with copies (which shall not constitute notice) to:

         Ross & Hardies
         150 North Michigan Avenue
         Suite 2500
         Chicago, Illinois 60601
         Attn: Scott Becker
         Fax: 312-750-8600

         DiCecco, Fant & Burman, L.L.P.
         1900 West Loop South
         Suite 1100
         Houston, Texas 77027
         Attn:  Joseph W. DiCecco
         Fax:  713-961-3938

         If to the General Partner:
         HFMV, Inc.
         C/o Ron McMahan
         1464 Lakeside Drive West
         Canyon Lake, TX  78133



         With a copy (which shall not constitute notice) to:

         Chamberlain, Hrdlicka, White, Williams & Martin
         1200 Smith Street, Suite 1400
         Houston, Texas   77002-4310
         Attn:  John H. Glover
         Fax:     713-658-2553

         If to Buyer:

         SurgiCare, Inc.
         6699 Chimney Rock, Suite 105
         Houston, Texas 77081
         Attn: Chief Financial Officer
         Fax:  713-655-8262

         with a copy (which shall not constitute notice) to:

         Andrews & Kurth, L.L.P.
         600 Travis Street, Suite 4200
         Houston, Texas 77002
         Attn: Sherwood O.  Jones
         Fax:     713-220-4285

     Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission (to the facsimile numbers set forth above), telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address or facsimile number to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     1.108 Dispute Resolution; Jurisdiction and Forum; Jury Waiver.

(a) If any dispute among the parties shall arise out of or relate to this Agreement, the parties to such dispute shall first attempt in good faith to mediate such dispute in Houston, Texas. If the parties are unable to agree upon a mediator or resolve the dispute within 30 days following notice from any party to the others of the existence of a dispute, then any party may bring any appropriate action with respect to such dispute before any Texas state court or any federal court sitting in Harris County, Texas having jurisdiction thereof.

(b) Each party hereto irrevocably submits to the jurisdiction of any Texas state court or any federal court sitting in Harris County, Texas in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Texas state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

(d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth in this
     Section 11.9.

     1.109 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein.

     1.110 Interpretation of Agreement. (a) As used in this Agreement, the term "Affiliate" means, with respect to a specified person, such person's spouse and minor children (and any trust that benefits any such person and any entity in which such person has a financial interest) and, with respect to an entity, any other entity or person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

(b) The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                                         [The rest of this page left blank]



     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

BUYER:

SURGICARE, INC.



By:
Name:
Title:

SUB:



By:
Name:
Title:



THE PARTNERSHIP:

HEALTHFIRST SURGERY CENTER-MEMORIAL VILLAGE, LTD.

By: HFMV, Inc., its general partner



By:
Name:
Title:

The General Partner joins herein for the limited purpose of agreement to be bound by the provisions of Articles 1, 3 and 9 hereof.

HFMV, INC.


By:
Name:
Title:

Arthur Minguez and Ronald McMahan join herein individually for the limited purpose of agreement to be bound by the provisions of Article 9 hereof.

/s/  Arthur Minguez
---------------------------------------------
Arthur Minguez

/s/ Ronald McMahan
---------------------------------------------
Ronald McMahan



Limited Partners Signature Page to Acquisition Agreement dated as of October ___, 2000

LIMITED PARTNERS:

The Limited Partners join herein for the limited purpose of agreement to be bound by the provisions of Articles 1, 3 and 9 hereof.